UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2023

Orbital Infrastructure Group, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-29923	84-1463284
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

5444 Westheimer Road, Suite 1650 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 467-1420

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	OIG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on August 23, 2023, Orbital Infrastructure Group, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Company Parties”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption “In re: Orbital Infrastructure Group, Inc., et al.,” Cases No. 23-90763 through 23-90767. The Company Parties continue to operate their business and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

DIP Credit Agreements

In connection with the Chapter 11 Cases, on August 25, 2023, the Bankruptcy Court entered an interim order (the “Interim DIP Order”) authorizing and approving the Company’s entry into two superpriority senior secured debtor-in-possession credit agreements. In accordance with the Interim DIP Order, on August 28, 2023, the Company entered into: (i) that certain Superpriority Senior Secured Debtor-in-Possession Credit Agreement (the “FLP Credit Agreement”) by and among the Company; its wholly owned subsidiaries, Front Line Power Construction, LLC (“Front Line”) and Eclipse Foundation Group, Inc., as guarantors; the various lenders named therein (collectively, the “FLP Lenders”); and Alter Domus (US) LLC, as administrative agent and collateral agent; and (ii) that certain Superpriority Senior Secured Debtor-in-Possession Credit Agreement (the “GTS Credit Agreement” and, together with the FLP Credit Agreement, the “DIP Credit Agreements”) by and among the Company; its wholly owned subsidiary, Gibson Technical Services, Inc. (“GTS”), as guarantor; and Streeterville Capital, LLC (the “GTS Lender” and, together with the FLP Lenders, the “DIP Lenders”). Each DIP Credit Agreement provides for a multiple advance term loan in an aggregate principal amount not to exceed $7.5 million, or $15.0 million in the aggregate under both DIP Credit Agreements, with each draw to occur at predetermined times and upon the occurrence of certain bankruptcy milestones, and in each case subject to the terms and conditions set forth therein.

Borrowings under the DIP Credit Agreements are superpriority senior secured obligations of the Company, secured by superpriority senior secured liens on the Collateral (as defined in the DIP Credit Agreements). The maturity date of each DIP Credit Agreement is the earlier of November 30, 2023 or upon the occurrence of certain bankruptcy-related triggers, such as the sale of the equity in GTS or Front Line. The DIP Credit Agreements bear interest at a rate of 10% per annum, with all interest and principal due at maturity.

The DIP Credit Agreements include representations from the Company that are customary for debtor-in-possession financings. The DIP Credit Agreements also include various affirmative and negative covenants applicable to the Company Parties, including a covenant to adhere to a budget satisfactory to the FLP Lenders or the GTS Lender, as applicable, as well as other customary covenants for debtor-in-possession financings of this type, including restrictions on the incurrence of indebtedness, capital expenditures, mergers, sales and other dispositions of property and other fundamental changes. The DIP Credit Agreements provide for customary events of default, including defaults resulting from non-payment of principal, interest or other amounts when due, failure to perform or observe covenants, and the failure to achieve certain milestones in the bankruptcy proceedings. The proceeds of all or a portion of borrowings under the DIP Credit Agreements may be used for, among other things, post-petition working capital for the Company and its subsidiaries to operate in the ordinary course of business, payment of costs to administer the Chapter 11 Cases, payment of expenses and fees of the transactions contemplated by the Chapter 11 Cases, payment of court-approved adequate protection obligations under the DIP Credit Agreements, and payment of other costs, in each case, subject to an approved budget and such other purposes permitted under the DIP Credit Agreements and the Interim DIP Order or any other order of the Bankruptcy Court. The Company Parties will seek final approval of the DIP Credit Agreements at a hearing in the Bankruptcy Court, contemplated to occur on or about September 20, 2023.

The foregoing description of the DIP Credit Agreements does not purport to be complete and is qualified in its entirety by reference to the copies of the DIP Credit Agreements filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 24, 2023, the Company received written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, the Chapter 11 Cases served as an additional basis for delisting of the Company’s securities. The Company does not intend to appeal this determination.

Trading of the Company’s common stock will be suspended at the opening of business on September 5, 2023, and Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s common stock from listing and registration on Nasdaq.

Safe Harbor for Forward-Looking Statements

This Form 8-K and the related exhibits contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally use forward-looking words, such as “may,” “will,” “could,” “should,” “would,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words that convey the uncertainty of future events or outcomes. These forward- looking statements are not guarantees of the Company’s future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict and may be outside of the Company’s control. Therefore, the Company’s actual outcomes and results may differ materially from those expressed in or contemplated by the forward-looking statements. Factors and uncertainties that may cause the Company’s actual outcomes and results to differ from those expressed in or contemplated by forward-looking statements include, but are not limited to: risks attendant to the Chapter 11 bankruptcy process, including the Company’s ability to obtain court approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 process, including with respect to the asset sale and DIP Credit Agreements; the Company’s plans to sell certain assets pursuant to Chapter 11 of the U.S. Bankruptcy Code, the outcome and timing of such sale, and the Company’s ability to satisfy closing and other conditions to such sale; the effects of Chapter 11, including increased legal and other professional costs necessary to execute the Company’s wind down, on the Company’s liquidity and results of operations (including the availability of operating capital during the pendency of Chapter 11); the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of Chapter 11; the Company’s ability to continue funding operations through the Chapter 11 bankruptcy process, and the possibility that it may be unable to obtain any additional funding as needed; the Company’s ability to meet its financial obligations during the Chapter 11 process and to maintain contracts that are critical to its operations; the Company’s ability to comply with the restrictions imposed by the terms and conditions of the DIP Credit Agreements and other financing arrangements; objections to the Company’s wind down process, the DIP Credit Agreements, or other pleadings filed that could protract Chapter 11; the effects of Chapter 11 on the interests of various constituents and financial stakeholders; the effect of the Chapter 11 filings and any potential asset sale on the Company’s relationships with vendors, regulatory authorities, employees and other third parties; possible proceedings that may be brought by third parties in connection with the Chapter 11 process or the potential asset sale and risks associated with third-party motions in Chapter 11; the timing or amount of any distributions, if any, to the Company’s stakeholders; expectations regarding future performance of assets expected to be sold in the bankruptcy process; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the impact and timing of any cost-savings measures and related local law requirements in various jurisdictions; the impact of litigation and regulatory proceedings; expectations regarding financial performance, strategic and operational plans, and other related matters; and other factors discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section of the Annual Report on Form 10-K for its 2022 fiscal year. Any forward-looking statement speaks only as of the date this Form 8-K. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned not to rely upon them unduly.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*
Superpriority Senior Secured Debtor-In-Possession Credit Agreement, dated as of August 28, 2023, by and among Orbital Infrastructure Group, Inc., as borrower, the other entities party thereto, as guarantors, the various lenders from time to time party thereto, as lenders and Alter Domus (US) LLC, as administrative agent and collateral agent

10.2*
Superpriority Senior Secured Debtor-In-Possession Credit Agreement, dated as of August 28, 2023, by and among Orbital Infrastructure Group, Inc., as borrower, the other entities party thereto, as guarantors and Streeterville Capital, LLC, as lender

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish to the SEC a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 30, 2023

Orbital Infrastructure Group, Inc.

		By:	/s/ James F. O’Neil
Name: James F. O’Neil
Title: Chief Executive Officer